Pricing Supplement No. 36 Dated November 6, 1995
Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated November 4, 1993 and File No.: 33-65904
Prospectus Supplement dated July 29, 1994)


                           FIRST CHICAGO CORPORATION
                          MEDIUM-TERM NOTES, SERIES F



Date of Issue: November 8, 1995 [_]Fixed Rate    [_]Commercial Paper Rate Note
                                [X]Senior        [_]Federal Funds Rate Note
Maturity Date: November 9, 1998 [_]Subordinated  [X]LIBOR Note
                                                 [_]Prime Rate Note
                                                 [_]Treasury Rate Note


Principal Amount: $32,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 10th day of February, May, August and November of
                        each year

Interest Reset Dates: 10th day of February, May, August and November of
                      each year

Index Maturity: 90 days

Spread: +15 basis points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: November 8, 1995 to February 12, 1996 and quarterly thereafter, up to but excluding the interest payment date.

Interest Rate Reset Period: November 8, 1995 to February 12, 1996 and
                            quarterly thereafter, up to but excluding the interest payment date.


Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago


Additional Terms: